As Filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-201194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONGBAU GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7261	46-5011565
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

11F.-3, No.100, Sec. 1, Zhongqing Rd.,

North Dist., Taichung City 404,

Taiwan (R.O.C.)

+852 58059452

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.

1679 S. Dupont Hwy, Suite 100

Dover, DE 19901

(302) 674-8670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Nail, Esq.

The Nail Law Group

P.O. Box 29316

San Francisco, CA 94129

Telephone: 415 488-5581

Facsimile: 415 590-3952

Approximate Date of Commencement of Proposed Sale to the Public:   from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.00001	4,832,600	$0.005	$24,163	$2.95	*

* Previously paid

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were recently sold to our shareholders. Our common stock is quoted on Over the Counter Bulletin Board and may be sold from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive proceeds from the sale of shares from the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Longbau Group, Inc., a Delaware corporation (the "Company"), filed a Registration Statement on December 22, 2014, on Form S-1, and subsequent amendments (the "Original Registration Statement") (SEC File Number 333-201194), which was declared effective January 15, 2015, for the purpose of registering 4,832,600 shares of common stock which were offered by the Company's shareholders (the "Offering") under the Securities Act of 1933.

This Post-Effective amendment No. 1 to the Original Registration Statement on Form S-1 contains an updated prospectus relating to the offering and sale of shares of 4,832,600 shares of common stock by the selling shareholders, declared effective by the Securities and Exchange Commission on January 15, 2015. This Post-Effective Amendment on Form S-1 is being filed to update the financial information and other disclosures in the Initial Registration Statement. The principal categories of changes effected by this Post-Effective Amendment are:

•	Information reflecting changes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including its audited financial statements for the fiscal year ended December 31, 2014;

•	Information reflecting changes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, including unaudited financial statements for the fiscal quarter ended June 30, 2015;

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the shares being registered hereby were previously paid in connection with the filing of the original registration statement.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated October 9, 2015

4,832,600 shares of Common Stock

LONGBAU GROUP, INC.

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We are an emerging growth company and our common stock is presently not traded on any securities exchange. The common stock is currently quoted on the Over The Counter Bulletin Board under the symbol “LNGB.” The 4,832,600 shares of our common stock can be sold by selling stockholders ay sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.. We have agreed to bear the expenses relating to the registration of the shares of the selling stockholders. We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our Common Stock. An investment in our Common Stock is not suitable for all investors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is _______________.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

THE COMPANY

Company Structure

Longbau Group, Inc. (“Longbau” or the “Company”) is a Delaware corporation organized on December 23, 2013, as a holding company for Longbau Group Limited (“Longbau Hong Kong”), a Hong Kong limited liability company. Longbau Hong Kong is located in Hong Kong and is the operating subsidiary of the Company. Longbau Hong Kong was established on February 14, 2014 and is a wholly owned subsidiary of Longbau. In September 2014, we established another subsidiary in Taiwan, Longbau Management Consulting LLC (“Longbau Taiwan”), to provide death care consulting service and sell death care products across Taiwan. Longbau Taiwan is 100% owned by Longbau Group Limited.

The Company is authorized to issue 100,000,000 shares of common stock, with par value of $0.00001 per share. On February 24, 2014, the Company issued 30,000,000 shares of its common stock to several non U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

The following flow chart illustrates our companies’ organizational structure:

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Our Business

We are a start-up company actively pursuing a business plan. We currently have few assets and currently we started to generate revenues. We sell death care management consulting services through Longbau Hong Kong, our operating subsidiary in Hong Kong, to public consumers across Hong Kong, and we intend to expand business operations by providing funeral consultation and funeral service management. In September 2014, we established another subsidiary in Taiwan, Longbau Taiwan, to provide death care consulting service and sell death care products across Taiwan.

We intend to utilize a combination of various marketing channels, including, without limitation, telephone sales, in and out of Hong Kong and Taiwan, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our goal is to establish an international brand on death care management consulting services with high quality and name recognition.

Currently, the Company is actively pursuing entering contracts with small death care service providers in Hong Kong and Taiwan. In 2015, the Company plans to expand its scope of clients to include medium-size and large enterprises.

In March 2014, we entered into two death care consulting agreements which provided monthly revenues of approximately $8,000. The obligations under these agreements concluded in March 2015.

In July 2015, the Company added two new offices in Kaohsiung city and Changhua city and expanded its office by taking more spaces in Taichung office. The Company also added a total of 14 employees (including managers and staff) during the month of July. The Company has started to sell supplies for funerals and plans to add additional funeral services for the Taiwanese market in 2015.

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Our executive office is located at 11F-3, No.100, Sec. 1, Zhongqing Rd., North Dist., Taichung City 404, Taiwan.

On July 30, 2015, Longbau Group, Inc. (the “Company”) entered into a Lease Agreement for 20 square feet of office space in Changhua County, Tawain (the “Changhua Lease”). The term of the Changhua Lease is from July 30, 2015 to July 30, 2018 with a monthly rent of NTD30,000 ($950) per month. Chih-Wei Huang, the Company’s Director and Secretary, is the Lessor and Longbau Management Consultants Limited (“Longbau Management”), the Company’s indirect wholly owned subsidiary, is the Lessee.

On July 21, 2015, the Company entered into a Lease Agreement for 25 square feet of office space in Kaohsiung County, Tawain (the “Kaohsiung Lease”). The term of the Kaohsiung Lease is from July 21, 2015 to July 21, 2018 with a monthly rent of NTD36,250 ($1,150) per month. Tsai Ko, the Company’s Director and Chief Executive Officer, is the lessor and Longbau Management is the Lessee.

On July 13, 2015, the Company entered into a Lease Agreement for 30 square feet of office space in Taichung County, Tawain (the “Taichung Lease”). The term of the Taichung Lease is from July 13, 2015 to July 13, 2018 with a monthly rent of NTD37,500 ($1,190) per month. Tsai Ko, the Company’s Director and Chief Executive Officer, is the lessor and Longbau Management is the Lessee. The Company has changed is principal office from Hong Kong to this Taichung office.

For the period from December 23, 2013 (inception) to June 30, 2015, we generated revenues of $99,366 and incurred a net loss of $233,894.

As of June 30, 2015, the Company’s current liabilities exceeded its current assets by $91,793. The Company had $79,616 cash on hand at June 30, 2015.

Summary of the Offering

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.005 was determined by the price for 30,000,000 shares issued to our shareholders in a private placement issuance on February 24, 2014 in exchange for $150,000 investment, which has been used for the contribution into the capital account of Longbau Hong Kong. The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act.

Our shares are quoted on the Over The Counter Bulletin Board under the symbol “LNGB.”

We intend to apply for quoting of our common stock on the OTCBB, which we estimate will cost around $100,000. The breakdown of such costs is estimated as following:

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Legal Counsel	$70,000

Auditor	$20,000

Other vendors	$10,000

Total:	$100,000

We estimate that to maintain a quoting status will cost us $80,000 to $150,000 annually which will include legal and auditing expenses.

We will rely on professional services to carry out this plan, which includes, but is not limited to, a U.S. law firm with corporate and securities practice, a PCAOB registered auditor and consultants. We have engaged The Nail Law Group as our legal counsel. We have engaged GBH CPAs, PC, as our independent auditor.

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. See “Risk Factors” beginning on page 4.

Where You Can Find Us

We presently maintain our executive office at 11F-3, No.100, Sec. 1, Zhongqing Rd., North Dist., Taichung City 404, Taiwan. Our telephone number is +852 58059452.

RISK FACTORS

As a development stage company, we believe that the following risk factors are the most significant for our business:

•	We lack an operating history and have not generated significant revenues or any profit to date. We may require additional funds to continue our business plan or even our operations at all;

•	Unfavorable publicity or consumer perception of our death care products and any similar products distributed by other companies could cause fluctuations in our operating results and could have a material adverse effect on our reputation, the demand for our products, and our ability to generate revenues.

•	The funeral home and cemetery industry continues to be increasingly competitive.

See “RISK FACTORS” for a discussion of the above factors and certain additional factors that should be considered in evaluating an investment in our common stock

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RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.  This Risk Factors section has addressed all material risks that should be considered in evaluating an investment in the common stock.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the death care management consulting services industry may not provide a meaningful basis for evaluating our business. We entered into the death care management consulting service industry in December 2013. We cannot guaranty that we will achieve profitability or that we will not continue to incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to sustain and expansion our business;

•	attract additional customers and increase spending per customer;

•	expand our service offerings and maintain the high quality of our services;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;

•	implement our services development, marketing, and sales, and adapt and modify them as needed;

•	anticipate and adapt to changing conditions in the death care industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We have incurred losses since inception and may continue to incur losses.

Since inception we have incurred a gross loss from operations of $233,894 and we may continue to incur losses in the future. We expect our costs and expenses to increase as we expand our operations. Our ability to achieve and maintain profitability depends on the growth of our market share, the acceptance of our services by our customers, the competitiveness of our death care management consultant services, and our ability to control our costs and expenses. We may not be able to achieve or sustain profitability on a quarterly or an annual basis. We currently have three employees, and our operation is expanding. We generated some revenues during the year ended December 31, 2014, and expect to generate more revenue in 2015 from consultancy services.

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Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

We are currently selling services in Hong Kong through Longbau Hong Kong, our operating company in Hong Kong, to small death care companies across Hong Kong, and we intend to expand business operations by distributing and exporting our consultancy services in 2015 through a variety of marketing channels. In September 2014, we established another subsidiary in Taiwan, Longbau Taiwan, to provide death care consulting service and sell death care products across Taiwan. We anticipate continued growth in the future through internal expansion as well as external strategic partnerships or alliances. Our expansion will place substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee base. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

There is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

Our expenses exceed our working capital available, if we are unable to secure additional sources of funding, our ability to continue is a going concern and you could lose your investment.

As of June 30, 2015, we have a negative working capital of $91,793. We raised $150,000 from the sale of 30,000,000 shares of our common stock on February 24, 2014 which is being used to fund our operations.

The funeral home and cemetery industry continues to be increasingly competitive.

In Asia, the funeral home and cemetery industry is characterized by a large number of locally-owned, independent operations. To compete successfully, our funeral service locations and cemeteries must maintain good reputations and high professional standards, as well as offer attractive services at competitive prices. In addition, we must market the Company in such a manner as to distinguish us from our competitors. If we are unable to successfully compete, our financial condition, results of operations, and cash flows could be materially adversely affected.

Unfavorable publicity could affect our reputation and business.

Since our operations relate to life events involving emotional stress for our client families, our business is dependent on consumer trust and confidence. Unfavorable publicity about our business generally or in relation to any specific location could affect our reputation and consumers’ trust and confidence in our services, thereby having an adverse impact upon our sales and financial results as well as the price of our common stock.

If the number of deaths in our markets declines, our cash flows and revenues may decrease.

If the number of deaths declines, the number of funeral services and interments performed by us could decrease and our financial condition, results of operations, and cash flows could be materially adversely affected.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. We may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

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If we cannot explore various marketing channels for our products and services profitably, our planned future growth will be impeded, which would adversely affect sales.

Our growth is dependent on increases in sales through our successful exploration of a variety of marketing channels. Our ability to timely expand our market share through a combination of marketing channels, including our consultancy services depends in part on the following factors: the availability of such channels; the ability to negotiate acceptable terms with third party service providers; the ability to identify customer demand in different geographic areas; the hiring, training and retention of competent sales personnel; the effective management of inventory to meet the needs of increased orders on a timely basis; general economic conditions; and the availability of sufficient funds for expansion. Many of these factors are beyond our control.

Delays or failures in utilizing these marketing channels, or achieving lower than expected sales through such marketing channels, could materially adversely affect our growth and profitability.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon (i) the continuing services of our current senior management team and (ii) the recruitment of other key personnel, in particular the Chief Executive Officer and the Chief Marketing Officer. If we fail to recruit the key personnel, or one or more of our senior management team, are unable or unwilling to continue in their present positions, we may not be able to replace them easily, or at all. As such, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. As is customary in Hong Kong and Tawain, we do not have insurance coverage for the loss of our senior management team or other key personnel.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. Each of our current employees has entered into an employment agreement as well as confidentiality agreement, with Longbau Hong Kong. See “Management—Employment Agreements” for a more detailed description of the key terms of these employment agreements. If any disputes arise between any of our senior executives or key personnel and us, we cannot assure you of the extent to which any of these agreements may be enforced.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under U.S. securities laws. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission, every public company is required to include a management report on the company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-K for the fiscal year ending on December 31, 2015.

There is no assurance that we will be able to maintain effective internal controls over financial reporting in the future. If we fail to do so, we may not be able to produce reliable financial reports and prevent fraud. Moreover, if we were not able to conclude that we have effective internal controls over financial reporting, investors may lose confidence in the reliability of our financial statements, which would negatively impact the trading price of our shares. Our reporting obligations as a public company, including our efforts to comply with Section 404 of the Sarbanes-Oxley Act, will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

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Our network and communications systems are dependent on third-party providers and are vulnerable to system interruption and damage, which could limit our ability to operate our business and could have a material adverse effect on our business, financial condition or results of operations.

We intend to expand sales of our services through a variety of marketing channels, among which include telephone sales, in and eventually out of Hong Kong and Taiwan, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our systems and operations and those of our third-party Internet and telecommunication service providers, are vulnerable to damage or interruption from fire, flood, earthquakes, power loss, server failure, telecommunications and Internet service failure, acts of war or terrorism, computer viruses and denial-of-service attacks, physical or electronic breaches, sabotage, human error and similar events. Any of these events could lead to system interruptions, processing and order fulfillment delays, and loss of critical data for us, our suppliers, or our Internet service providers, and could prevent us from processing customer purchases. Any significant interruption in the availability or functionality of our website or our customer processing, distribution, or communications systems, for any reason, could seriously harm our business, financial condition, and operating results. The occurrence of any of these factors could have a material adverse effect on our business, financial condition or results of operations.

We may require additional funds to continue our business plan.

Our business plan and growth strategy call for ongoing expenses in connection with the distribution of our death care services. We have generated some revenue from operations to date. As of June 30, 2015, we had $79,616 cash on hand and we have accumulated a deficit of $233,894. Our projected cash outflow per month for 2015 is approximately $24,000 because we expect our business to grow.

Although the Company believes it will not need to raise additional funding to expand its business operations over the next 12 months, there is no guarantee additional funding will not be required. If financing is needed and we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

The estimated budget of our operating expenses for 2015 is as follows:

Salaries and benefits	$100,000
Marketing	8,000
Management overhead	7,000
Professional fees	200,000
Offering expenses	40,000
Total	$355,000

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our major shareholders or directors and, if we are able to obtain equity financing, it will likely result in significant additional dilution to the interests of our current stockholders and may include liquidation or other preferences that adversely affect your right as a stockholder. The Company may obtain financing by issuing debt which may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. There can be no assurance that we will be able to obtain such additional financing if needed and if we cannot receive such financing we may be forced to suspend or cease operations.

General economic conditions, including a prolonged weakness in the economy, may affect consumer purchases, which could adversely affect our sales.

Due to the nature of our products and services, our sales results are dependent on a number of factors impacting consumer spending, including general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; taxes; general political conditions, both domestic and abroad. Consumer product purchases, including purchases of our services, may decline during recessionary periods. A prolonged downturn or an uncertain outlook in the economy may materially adversely affect our business and our revenues and profits.

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We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

We have limited experience as a reporting company.

We have limited experience as a reporting company. We have limited experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a reporting company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a reporting company. However, if we cannot operate successfully as a reporting company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

We are an Emerging Growth Company as defined under the Jumpstart Our Business Startups Act.

An “emerging growth company” is an issuer whose initial public offering was or will be completed after December 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

•	The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

•	The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

•	The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required, as with smaller reporting companies, to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

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In addition to qualifying as an emerging growth company, we also currently qualify as a Smaller Reporting Issuer under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Rule 12b-2 defines a Smaller Reporting Company as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As long as we remain a Smaller Reporting Company, we may take advantage of certain scaled or reduced disclosure requirements, some of which are the same as the reduced disclosure requirements applicable to an Emerging Growth Company.  In the event that we cease to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a Smaller Reporting Company, we would continue to take advantage of the scaled disclosure requirements applicable to a Smaller Reporting Company.

Risks Related to Doing Business in Hong Kong and Taiwan

Our operations and financial results could be severely harmed by natural disasters.

Our executive office is located in Taiwan, which is susceptible to earthquakes. Taiwan is also exposed to typhoons and tsunamis. If a major earthquake, typhoon, tsunami or other natural disaster were to affect the operations of our suppliers and manufacturers, our sales and delivery of products to our customers could be interrupted or delayed. As a result, our normal business operations could be severely disrupted and our financial condition and results of operations could be adversely affected.

Our primary operation is located in Hong Kong, and because the rights of shareholders under Hong Kong law differ from those under U.S. law, you may have difficulty protecting your shareholder rights.

We conduct all of our business operations through our operating entity in Hong Kong (and its Taiwanese subsidiary), whose corporate affairs are governed by its Articles of Incorporation and by the laws governing corporations incorporated in Hong Kong. The rights of shareholders and the responsibilities of management and the members of the board of directors under Hong Kong law are different from those applicable to a corporation incorporated in the United States. For example, directors and controlling shareholders of Hong Kong companies do not owe fiduciary duties to minority shareholders. With respect to a limited liability company or a company limited by shares, directors, rather than management, are responsible to manage the company and subject to the duty of loyalty and duty of care. However, in case of personal gains resulted from violation by the directors of their duties under the preceding sentence, the shareholders may, within a year of such gains and through their resolutions, treat such gains as company’s gains, and the directors shall not be held liable any more under such circumstances. The management shall conduct business of the company in strict compliance with its rights and authorization as set forth in the related corporate charter documents as well as employment contracts. Therefore, public shareholders of Hong Kong companies may have more difficulty in protecting their interest in connection with actions taken by management or members of the board of directors than they would as public shareholders of a U.S. corporation.

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U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident directors and senior officers.

All of our directors and senior officers are non-residents of the United States. Consequently, it may be difficult for investors to effect service of process on any of them in the United States and to enforce judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets are located in Hong Kong and Taiwan it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Risks Associated with Our Shares of Common Stock

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

Our shares are quoted on the Over the Counter Bulletin Boar with low volume. We cannot assure you that a regular trading market will develop or that if developed, will be sustained. In the absence of a regular trading market, you may be unable to liquidate its investment, which will result in the loss of your investment.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 30,000,000 shares of common stock outstanding as of June 30, 2015, 4,832,600 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 25,167,400 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our securities will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

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•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any portion of the proceeds from the sale or other disposition of the shares of common stock covered hereby, or interests therein, by the selling stockholders.

We have agreed to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $32,000.

DIVIDEND POLICY

The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. To date, we have not declared nor paid any cash dividends. The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

DETERMINATION OF OFFERING PRICE

No regular trading market currently exists for our common stock. Therefore, the offering price of $0.005 was based on the offering price of shares sold pursuant to our Regulation S issuance completed in 2014 in which we issued a total of 30,000,000 shares of our common stock to 51 shareholders at a price per share of $0.005 for an aggregate offering price of $150,000.

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DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the U.S. Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock has been quoted on the Over the Counter Bulletin Board under the symbol “LNGB” since March 25, 2015. The latest available closing price of our common stock prior to October 2, 2015 was $4.45.

The following table sets forth for the respective periods indicated the high and low closing prices for the common stock, as reported by the OTCBB.  Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Fiscal Year Ended December 31, 2015
		Low		High
First Quarter ended March 31, 2015	$	N/A	$	N/A
Second Quarter ended June 30, 2015	$	N/A	$	N/A
Third Quarter ended September 30, 2015		$0.80		$5.49

Dividends

The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. To date, we have not declared nor paid any cash dividends. The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Securities Authorized for Issuance Under Equity Compensation Plans

No securities are authorized for issuance by the Company under equity compensation plans.

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Sale of Unregistered Securities

None.

Holders of Our Common Stock

As of the date of this registration statement, we had 51 registered shareholders.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the registration statement on Form S-1. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

You should read this Management’s Discussion and Analysis in conjunction with the Consolidated Financial Statements and Related Notes. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a start-up company actively pursuing a business plan with ongoing operations. We sell death care management consultant services through Longbau Hong Kong, our operating company in Hong Kong, to public consumers across Hong Kong. In September 2014, we established another subsidiary in Taiwan, Longbau Taiwan, to provide death care consulting service and sell death care products across Taiwan. Longbau Taiwan is 100% owned by Longbau Hong Kong.

We intend to utilize a combination of various marketing channels, including, without limitation, telephone sales, in and out of Hong Kong and Taiwan, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our goal is to establish an international brand on death care management consulting services with high quality and name recognition.

In March 2014, we entered into two death care consulting agreements which provided monthly revenues of approximately $8,000. The obligations under these agreements concluded in March 2015.

In July 2015, the Company added two new offices in Kaohsiung city and Changhua city and expanded its office by taking more space in Taichung office. The Company also added a total of 14 employees (including managers and staff) during the month of July. The Company has started to sell supplies for funerals and plans to add additional funeral services for the Taiwanese market in 2015.

Currently, the Company is actively pursuing entering consultancy contracts with small death care service providers in Hong Kong and Taiwan. In 2015, the Company plans to expand its scope of customers to include medium-size and large enterprises.

Going Concern

The Company started to generate revenues recently. As of June 30, 2015, the Company has limited recurring sources of revenue and has an accumulated loss of $233,894 since inception. Our operation is dependent on funding from our shareholders and officers. The Company expects to incur additional losses in the immediate future due to the start-up nature. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

Results of Operations

For the period from December 23, 2013 (inception) to December 31, 2013

The Company was incorporated on December 23, 2103. From the period from December 23, 2013 (inception) to December 31, 2013, we had both revenue and cost of revenue of $0 and incurred general and administrative expenses of $89.

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For the year ended December 31, 2014

Revenues For the year ended December 31, 2014, we generated revenues of $81,866. In 2014, we entered into two death care consulting contracts which provide monthly revenues of approximately $8,000.

General and administrative expenses For the year ended December 31, 2014, we had general and administrative expenses of $191,872. The general and administrative expenses were mainly consisted of professional fees and salary expenses.

Net loss For the year ended December 31, 2014, we had net loss of $110,605, which resulted from the combination of limited consulting revenues and professional service fees.

For the six months ended June 30, 2015 and 2014

Revenues For the six months ended June 30, 2015 and 2014, we had revenues of $17,500 and $30,500, respectively. In March 2014, we entered into two death care consulting agreements which provided monthly revenues of approximately $8,000. The agreements ended in March 2015.

General and administrative expenses For the six months ended June 30, 2015 and 2014, we had general and administrative expenses of $140,931 and $27,540, respectively. We expanded our operation, leased a new office and hired more employees in 2015. In addition, we incurred more professional fees for filing registration statements in 2015.

Net loss   For the six months ended June 30, 2015 and 2014, our net income (loss) was ($123,200) and $2,983, respectively, which is resulted from the combination of limited consulting revenues and the increase of operating expense.

For the three months ended June 30, 2015 and 2014

Revenues For the three months ended June 30, 2015 and 2014, we had revenues of $0 and $24,000, respectively. In March 2014, we entered into two death care consulting agreements which provided monthly revenues of approximately $8,000. The agreements ended in March 2015.

General and administrative expenses For the three months ended June 30, 2015 and 2014, we had general and administrative expenses of $86,566 and $18,270, respectively. We expanded our operation, leased a new office and hired more employees in 2015. In addition, we incurred more professional fees for filing registration statements in 2015.

Net loss   For the three months ended June 30, 2015 and 2014, our net income (loss) was ($86,043) and $5,753, respectively, which resulted from the combination of limited consulting revenues and the increase of operating expense.

Liquidity and Capital Resources

On February 24, 2014, we raised $150,000 from the sale of 30,000,000 shares of our common stock which was used to fund our operations. As we are just commencing our operations, we plan to fund our operations from loans from our major shareholders and we plan to raise equity capital by offering shares of our common stock to investors.

As of June 30, 2015, we had cash on hand of $79,616.

We used $28,463 and $15,167 net cash in our operations for the six months ended June 30, 2015 and 2014, respectively. We collected $72,000 from year end accounts receivable for the six months ended June 30, 2015. We used cash in general and administrative activities to expand our business.

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We plan to fund our operations from loans from our major shareholders and we also plan to raise equity capital by offering shares of our common stock to investors. If financing is needed and we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

The estimated budget of our operating expenses for the year ended December 31, 2015 is as follows:

Salaries and benefits	$100,000
Marketing	8,000
Management overhead	7,000
Professional fees	200,000
Offering fees	40,000
Total	$355,000

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our major shareholders or directors and, if we are able to obtain equity financing, it will likely result in significant additional dilution to the interests of our current stockholders and may include liquidation or other preferences that adversely affect your right as a stockholder. The Company may obtain financing by issuing debt which may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. There can be no assurance that we will be able to obtain such additional financing is needed and if we cannot receive such financing we may be forced to suspend or cease operations.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

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Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, service has provided, the fee is fixed or determinable, and collectability is probable.

Recent Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

None.

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BUSINESS

General Description of Business

We are a start-up company actively pursuing a business plan focusing on management consulting services. We are actively pursuing consulting contracts and have begun offering services to customers in Hong Kong and Taiwan in 2014. We intend to utilize a combination of various marketing channels, including, without limitation, telephone sales, in and out of Hong Kong and Taiwan, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances. Our goal is to establish an international brand on death care management consulting services with high quality and name recognition.

Currently, the Company is actively pursuing entering consultancy contracts with small death care service providers in Hong Kong and Taiwan. In 2015, the Company plans to expand its scope of customers to include medium-size and large enterprises.

In March 2014, we entered into two death care consulting agreements which provided monthly revenues of approximately $8,000. The obligations under these agreements concluded in March 2015.

In July 2015, the Company added two new offices in Kaohsiung city and Changhua city and expanded its office by taking more space in Taichung office. The Company also added a total of 14 employees (including managers and staff) during the month of July. The Company has started to sell supplies for funerals and plans to add additional funeral services for the Taiwanese market in 2015.

We will be marketing death care management consulting services in one package to our customers. We believe that the innovation and timely introduction of our new service is essential to attract customers. As we are still at our early start-up stage, we are still developing our information systems.

Longbau Group Limited Hong Kong

As a holding company with no business other than holding equity interest of our operating subsidiary in Hong Kong, we will rely principally on dividends to be paid by Longbau Hong Kong.

Longbau Management Consulting Taiwan

In September 2014, we established another subsidiary in Taiwan, Longbau Management Consulting LLC (“Longbau Taiwan”), to provide death care consulting services and sell death care products across Taiwan. Longbau Taiwan is 100% owned by Longbau Hong Kong.

Company Structure

Longbau was incorporated on December 23, 2013 under the laws of the state of Delaware. Our executive office is located in Hong Kong, of China. Our telephone number is +852 58059452.

Our wholly owned subsidiary, Longbau Group Limited (“Longbau Hong Kong”) was founded on February 14, 2014 in Hong Kong, of China. In September 2014, we established another subsidiary in Taiwan, Longbau Taiwan, to provide death care consulting services and sell death care products across Taiwan. Longbau Taiwan is 100% owned by Longbau Hong Kong.

On February 24, 2014, the Company issued 30,000,000 shares of its common stock to several non-U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

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The following flow chart illustrates our Company’s organizational structure:

Industry and Market Overview

China is the only country in the world with more than 200 million elderly people and consequently is the biggest old age market. The government estimates that the rate of population aging in cities and towns of China would reach 60% in 2020, which indicates the demands for funeral industry services is likely to increase.

We estimate that current China death care market size is around $10.3 billion and the average spending per death is around $1,100. The better the economy, the more spending in death care. China death care sector mainly included three subsectors: 1) manufacturing and marketing of funeral merchandise, 2) funeral services, 3) marketing and management of cemeteries.

Funeral merchandise is a fully opened market and is subject to fierce competition. Crematorium is mainly run by government held entity. Approximately 50% of cemeteries are for-profit businesses and 50% are non-profit businesses.

The leading death care companies in Hong Kong include Sino-Life Group Limited, Anxian Yuan China Holdings Limited, and SAGE International group limited.

Competitive Strengths

We believe that we are well-positioned to capitalize on the death care industry as a result of the following competitive strengths:

High-quality services

To ensure the high quality of our death care management consulting services, we have trained our staff to provide professional and personalized services. Utilizing our experience and expertise we will strive to help families and friends of the deceased get through the hardest time of their lives.

We are planning to approach candidates who have experience in death care industry to join our team. Once these people are formally recruited, we are going to have systematic training over our associates. We are aiming to have our associates well-trained and capable of offering professional and personalized services to our customers. We will invest considerable capital and human resources in providing comprehensive associate training.

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Multiple marketing channels

We expect to derive revenues in multiple channels, including, without limitation, telephone sales, in and out of Hong Kong, third-party sales agents, ecommerce, and corporate strategic partnerships and alliances.

We are currently also approaching candidates who are specialized in marketing of death care industry and we will invest related capital and human resources in building our marketing team.

We expect that with our commitment to high-quality services, combined with our multiple marketing channels, Longbau will gradually grow into a well known brand in death care industry in the future and eventually tap its way to mainland China and other Asian countries.

Our Growth Strategy

In 2014, our plan was to seek consultancy contracts with small death care service providers in Hong Kong and Taiwan. In 2015, we plan on expanding our client base to midsize and large death care service providers in Hong Kong. We expect to provide consulting services to some companies in the death care industry to improve their operation performance. Additionally, we would like to cooperate with funeral services companies. In the future, it is expected that Longbau could promote the death care services to mainland China. Given mainland China is the biggest old age market, we intend to cooperate with large companies and provide consulting services to small companies in death care industry.

Services

Management Consulting Services

Traditionally, funeral owners selling death care services overlook the quality of corporate management. Our executive officers have extensive professional management experience and can solve our clients’ corporate management issues and provide the customer better a better experience using our experience in financial management, sales management, administration, and quality management. The Company’s services will be sold to independent death care service providers through in person contact, telephone calls, and through the internet. There are no current plans to sell services through brick and mortar storefronts. The Company will enter into consultant contracts with these service providers for negotiated fees.

Research and Development Expenditures

We currently do not have any full-time research and development team.

Employees

We currently have 14 employees to whom we are paying salaries. Depending on the business needs, we intend to recruit some additional full-time employees in the future. All of the Company’s employees are employed by the Company’s subsidiary Longbau Taiwan.

Stock Option Plan

As of June 30, 2015, we do not have any stock option plans.

Properties

On July 30, 2015, the Company entered into a Lease Agreement for 20 square feet of office space in Changhua County, Tawain (the “Changhua Lease”). The term of the Changhua Lease is from July 30, 2015 to July 30, 2018 with a monthly rent of NTD30,000 ($950) per month. Chih-Wei Huang, the Company’s Director and Secretary, is the Lessor and Longbau Management Consultants Limited (“Longbau Management”), the Company’s indirect wholly owned subsidiary, is the Lessee.

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On July 21, 2015, the Company entered into a Lease Agreement for 25 square feet of office space in Kaohsiung County, Tawain (the “Kaohsiung Lease”). The term of the Kaohsiung Lease is from July 21, 2015 to July 21, 2018 with a monthly rent of NTD36,250 ($1,150) per month. Tsai Ko, the Company’s Director and Chief Executive Officer, is the lessor and Longbau Management is the Lessee.

On July 13, 2015, the Company entered into a Lease Agreement for 30 square feet of office space in Taichung County, Tawain (the “Taichung Lease”). The term of the Taichung Lease is from July 13, 2015 to July 13, 2018 with a monthly rent of NTD37,500 ($1,190) per month. Tsai Ko, the Company’s Director and Chief Executive Officer, is the lessor and Longbau Management is the Lessee. The Company has changed is principal office from Hong Kong to this Taichung office.

Subsidiaries

Longbau Hong Kong is a wholly owned subsidiary of Longbau Group, Inc. and Longbau Taiwan is a wholly owned subsidiary of Longbau Hong Kong.

Legal Proceedings

We are not currently a party to any material legal proceedings.

Regulation

The Company needs to comply with Regulations on Funeral and Interment Control of the People's Republic of China and Public Health and Municipal Service Ordinance of Hong Kong.

Any management consulting relating to construction of funeral homes, funeral service stations, cinerary halls and cemeteries shall be subject to examination and approval of related departments of the governments. Handling of mortal remains and conducting of funeral activities shall observe the provisions of the regulations.

Any management consulting relating to cemeteries, funeral halls and funeral services shall apply to the applicable regulations of Mainland China and Hong Kong. Those funeral and interment service personnel shall obey the provisions as well. Additional or more regulations of funeral industry of Mainland China and Hong Kong may be considered from time to time.

We shall also comply with Funeral and Interment Laws of Taiwan, which mainly consist of the regulations of funeral services, management measures and penalty provisions of funeral home and regulations relating to equipment and land limitations of funeral home and crematoria.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth, as of June 30, 2015, the names and ages of our directors and executive officers. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Tsai Ko	49	Directors and Chief Executive Officer
Chih Wei Huang	48	Director and Secretary
Tsung-Min Chang	55	Director and Business Manager
Yueh-Kuei Ko	45	Chief Financial Officer

Business Experience

The following summarizes the occupation and business experience for our directors and executive officers.

Mr. Tsai Ko graduated from National Taichung Institute of Commerce and Technology in 1992 and took his Master's Degree from Institute of Finance and Insurance, Chaoyang University of Technology in 2009. Mr. Ko founded Dongsheng Insurance Brokers Co. Ltd. in 1994 and Ho-Cheng Insurance Brokers Co. Ltd. in 2000 respectively. In 2012, the integrated company run by Mr. Ko, with over one thousand salesmen, became one of the largest insurance brokers companies in Taiwan. Additionally, Mr. Ko is the CEO of Ho-Yun Biotechnology Co. Ltd. and Wei Mao Marketing Co., Ltd. which are invested and operated by him. Mr. Ko is also the President of Insurance Brokerage Association of Taiwan. Mr. Ko was selected as a director because of his experience playing key management roles in many companies.

Ms. Yueh-Kuei Ko graduated from Overseas Chinese University. Ms. Ko has served as the CEO of Dongsheng Insurance Brokers Co. Ltd. and Ho-Cheng Insurance Brokers Co. Ltd. since 2002 and 2013, respectively. Ms. Ko has been engaged in insurance and financial work for ten years, and she is familiar with the related funeral management field.

Ms. Chih-Wei Huang graduated from Open Business College Affiliated with National Taichung University of Science and Technology in 1989 and majored in International Trade. Ms. Huang passed personal insurance broker of special examination in 1994. Ms. Huang founded Zhongyun Insurance Brokers Co. Ltd.in 1995. Ms. Huang has been the authorized signatory of life insurance of Ho-Cheng Insurance Brokers Co. Ltd. and Dongsheng Insurance Brokers Co. Ltd. since 2002 and 2003. Ms. Huang was selected as a director because of her experience working the finance industry.

Mr. Tsung-Min Chang, graduated from Open Business College Affiliated with National Taipei College of Business and majored in Business Management. Mr. Chang passed the examination of Chunghwa Post in 1985 and had worked at post office for 25 years. In his spare time, Mr. Chang founded Changhua County Volunteer Service Association to help the vulnerable groups. After his retirement in 2010, Mr. Chang took over the business of Wei Mao Biotechnology Co. Ltd. Mr. Chang was selected as a director because of his experience working in the service industry.

Family relationships

There are no family relationship among the directors and executive officers except for the following:

Tsai Ko and Chich-Wei Huang are married. Tsai Ko and Yueh-Kuei Ko are siblings.

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Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which any of our executive officers was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director has been convicted in a criminal proceeding and is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Audit Committee; Compensation Committee; Nominating Committee

The Board of Directors has not yet appointed an Audit Committee, a Compensation Committee or a Nominating Committee.  The functions that would be performed by such committees are performed by the Board of Directors.

Our board of directors functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors. Our board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Our board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Indemnification

Under Delaware law and pursuant to our articles of incorporation and bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, our counsel has informed us that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Procedure for Nominating or Recommending for Nomination Candidates for Director

The Board of Directors will consider candidates recommended by shareholders. Any shareholder who wishes to recommend a candidate for the Board should address the recommendation in writing to the Chairman of the Board at the Company’s principal executive offices.

Code of Ethics

The Company has not yet adopted a Code of Ethics that applies to its executive officers, due to the small size of its management.

Independence

None of the directors are an “independent director” as defined by the NYSE Amex Stock Exchange.

27

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to our named executive officer directly or indirectly from the Company or its subsidiaries.

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Total ($)
Tsai Ko, Director and Chief Executive Officer	2014	0	0
	2013	0	0

Employment Agreements

The Company’s subsidiary Longbau Hong Kong has entered into employment contracts with Yueh-Kuei Ko and Tsung-Min Chang.

Pursuant to an employment agreement between Yueh-Kuei Ko and Longbau Hong Kong dated February 15, 2014 (the “Ko Agreement”), Ms. Ko earns a salary of $1,700 per month to serve as Chief Financial Officer of Longbau Hong Kong. The Ko Agreement is for an indefinite term. Either party may terminate the Ko Agreement.

Pursuant to an employment agreement between Tsung-Min Chang and Longbau Hong Kong dated February 15, 2014 (the “Chang Agreement”), Mr. Chang earns a salary of $2,300 per month to serve as Business Manager of Longbau Hong Kong. The Chang Agreement is for an indefinite term. Either party may terminate the Chang Agreement.

Director Compensation

Our directors do not currently receive compensation.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which any of our executive officers was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director has been convicted in a criminal proceeding and is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Director Compensation

Our directors do not currently receive compensation.

28

Audit Committee and Audit Committee Financial Expert

Our board of directors functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors. Our board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Our board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Indemnification

Under Delaware law and pursuant to our bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, our counsel has informed us that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

29

SECURITY OWNERSHIP

The following table sets forth, as of September 30, 2015, certain information regarding the beneficial ownership of Common Stock by (i) each person who is known by us to own beneficially more than five percent of the outstanding Common Stock, (ii) each of our director and named executive officers, and (iii) all directors and named executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of 11F-3, No.100, Sec. 1, Zhongqing Rd., North Dist., Taichung City 404, Taiwan.

	Name and Address of	Amount and Nature of	Percent of Class
Title of Class	Beneficial Owner	Beneficial Owner	(1)
Officers and Directors
Common Stock	Tsai Ko Director/Chief Executive Officer	9,000,000	30.0%
Common Stock	Chih-Wei Huang Director/Secretary	3,000,000	10.0
Common Stock	Tsung-Min Chang Director/ Business Manager	100,000	*
Common Stock	Yueh-Kuei Ko Chief Finance Officer	1,500,000	5.0
Common Stock	All executive officers and directors as a group	13,600,000	45.3%

5% Beneficial Owners

Common Stock	Wen Mao Ltd. (2) No.56-3, Ln. 198, Anxi Rd., Changhua City, Changhua County 500, Taiwan (R.O.C.)	1,500,000	5.0%
Common Stock	Ho Cheng Management Co Limited (3) 45-56 Donggu Rd., Hemei Township, Changhua County, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Huang Tu, Fu Mei No.821, Sec. 2, Zhongshan Rd., Changhua City, Changhua County 500, Taiwan (R.O.C.)	1,567,000	5.2
Common Stock	Ho Yun Manage Ltd.(4) No.106-12, Haiwei Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Dongsen Ltd(5) No.144, Xidi Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0
Common Stock	Ming-Ching Ko No.144, Xidi Rd., Shengang Township, Changhua County 509, Taiwan (R.O.C.)	1,500,000	5.0

30

* Less than one percent

(1)	Based on 30,000,000 shares outstanding as of September 30, 2015.

(2)	Tseng, Shu-Hui holds the voting and dispositive power of Wen Mao Ltd.

(3)	Ko, Yen-Yu holds the voting and dispositive power of Ho Cheng Management Co Limited.

(4)	Chou, Cheng-Hstung holds the voting and dispositive power of Ho Yun Manage Ltd.

(5)	Hsieh, Meng-Chu holds the voting and dispositive power of Dongsen Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

The Company does not currently have an insider transaction policy.

We have not had a promoter at any time since inception. Therefore, we have never entered into transactions with a promoter.

As of June 30, 2015, we had not entered into any other related party transaction and none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;

(B)	Any proposed nominee for election as our director;

(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of us.

Director Independence

There are no members of our Board of Directors who are independent, as “independent” is defined in the rules of the NYSE Amex.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value, of which 30,000,000 shares were issued and outstanding as of September 30, 2015.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary in Hong Kong and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

31

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

Preferred Stock

We do not have any issued and outstanding or authorized preferred stock as of September 30, 2015.

Shares Eligible for Future Sale

Of the 30,000,000 shares of common stock outstanding as of September 30, 2015, 4,832,600 shares will be freely tradable without restriction upon the effective date of this registration statement. The remaining 25,167,400 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.

Rule 144 will be available for the resale of our securities if, and for as long as, the following conditions are met:

(i) the Company has ceased to be a shell company,

(ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the Company has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the Company has filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

32

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,832,600 shares of our common stock held by 51 shareholders. Such shareholders include the holders of 4,832,600 shares sold in our Regulation S offering which was completed on September 24, 2014. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

			Amount	Percent
	Shares		Beneficially	Beneficially
	Beneficially	Shares	Owned	Owned
	Owned Prior	to be	After	After
Name	To Offering	Offered	Offering	Offering
A-Yun Yeh	10,000	10,000	0	0%
Chang-Chun Hsieh	3,000	3,000	0	0%
Chao-Hsu Yang	100,000	100,000	0	0%
Cheng-Jung Yu	3,600	3,600	0	0%
Chi-Chang Hsieh	70,000	70,000	0	0%
Chia-Yun Lin	100,000	100,000	0	0%
Chien-Wei Kao	5,000	5,000	0	0%
Chi-Wei Huang	3,000,000	100,000	2,900,000	9.7%
Chin-Kai Tiao	5,000	5,000	0	0%
Ching-Fei Tsai	5,000	5,000	0	0%
Ching-Huei Liao	5,000	5,000	0	0%
Ching-Lien Liao	5,000	5,000	0	0%
Ching-Yi Tseng	2,000	2,000	0	0%
Chung-Hsien Yen	350,400	100,000	250,400	0.8%
Fu-Mei Huang Tu	1,567,000	100,000	1,467,000	4.9%
Ho Cheng Management Co. Ltd	1,500,000	100,000	1,400,000	4.7%
Hsiang-Hsin Yang	3,000	3,000	0	0%
Hsiang-Wen Huang	2,000	2,000	0	0%
Hsiu-Ju Lin	2,000	2,000	0	0%
Hsiu-Ming Hung	5,000	5,000	0	0%
Hsiu-Ying Chang Chien	10,000	10,000	0	0%
Hung-Yi Tang	2,000	2,000	0	0%
I-Fa Chang	1,300,000	100,000	1,200,000	4.0%
Ju-Fen Lai	1,000	1,000	0	0%
Dongsen Ltd.	1,500,000	1,500,000	0	0%
Ho Yun Manage Ltd.	1,500,000	1,500,000	0	0%
Jung Yun Ltd	2,000	2,000	0	0%
Wen Mao Ltd	1,500,000	100,000	1,400,000	4.7%
Mei-Wen Yeh	2,000	2,000	0	0%
Ming-Ching Ko	1,500,000	100,000	1,400,000	4.7%
Orange Chang Limited	1,400,000	100,000	1,300,000	4.3%
Pei-Yu Ko	1,200,000	100,000	1,100,000	3.7%
Pi-Chen Chang	1,430,000	100,000	1,330,000	4.4%
Ru-Yu Jhang	10,000	10,000	0	0%
Shao-Chi Chang	50,000	50,000	0	0%
Shih-Kuang Lue	5,000	5,000	0	0%
Shu-Ping Lin	2,000	2,000	0	0%
Shu-Ti Tang	2,000	2,000	0	0%
Tsai Ko	9,000,000	100,000	8,900,000	29.7%
Tsung-Min Chang	100,000	100,000	0	0%
Tzu-Ching Chao	3,000	3,000	0	0%
Wei-Chi Lin	2,000	2,000	0	0%
Wen-Chun Huang	2,000	2,000	0	0%
Wen-Yu Hsieh	2,000	2,000	0	0%
Xiting Zhao	5,000	5,000	0	0%
Yi-Chao Chang	1,000	1,000	0	0%
Yi-Ching Chang	3,000	3,000	0	0%
Yi-Da Chang	2,000	2,000	0	0%
Yongyong Xia	1,220,000	100,000	1,120,000	3.7%
Yu-Ling Cheng	1,000	1,000	0	0%
Yueh-Kuei Ko	1,500,000	100,000	1,400,000	4.7%
Total	30,000,000	4,832,600	25,167,400	84%

33

Tsai Ko is a Director and the Chief Executive Officer of the Company.

Chih-Wei Huang is a Director and the Secretary of the Company.

Tsung-Min Chang a Director and the Business Manager of the Company.

Yueh-Kuei Ko is the Chief Finance Officer of the Company.

None of the Selling Stockholders are broker-dealers or affiliates of broker dealers.

Transfer Agent

The Company currently serves as its own transfer agent. The Company is in the process of engaging a registered transfer agent and plans to engage a transfer agent prior to the effectiveness of this Registration Statement.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 4,832,600 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The shares are currently quoted on the Over The Counter Bulletin Board under the symbol “LNGB.”

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

☐	ordinary brokers transactions, which may include long or short sales,

☐	Transactions involving cross or block trades on any securities or market where our common stock is trading,

☐	through direct sales to purchasers or sales effected through agents,

☐	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

☐	any combination of the foregoing.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them.

34

The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. During such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling stockholders may be deemed to be underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $32,000.

LEGAL MATTERS

The Nail Law Group passed upon the validity of the common stock being offered hereby.

EXPERTS

Included in the prospectus constituting part of this registration statement are financial statements of Longbau Group, Inc. as of December 31, 2014 and 2013, for the year ended December 31, 2014 and for the period from December 23, 2013 (inception) to December 31, 2013, which have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firm as expert in accounting and auditing.

35

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.

36

LONGBAU GROUP, INC.

Consolidated Financial Statements

Page
Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	38

Consolidated Balance Sheets as of December 31, 2014 and 2013	39

Consolidated Statements of Operations and Other Comprehensive Loss for the year ended December 31, 2014 and for the period from December 23, 2013 (inception) to December 31, 2013	40

Consolidated Statements of Stockholders’ Deficit for the period from December 23, 2013 (inception) to December 31, 2014	41

Consolidated Statements of Cash Flows for the year ended December 31, 2014 and for the period from December 23, 2013 (inception) to December 31, 2013	42

Notes to Consolidated Financial Statements	43

Unaudited Financial Statements:

Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014 (unaudited)	46

Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the three months and six months ended June 30, 2015 and 2014 (unaudited)	47

Consolidated Statements of Cash Flows for the six months ended June 30, 2015 and 2014 (unaudited)	48

Notes to Consolidated Financial Statements (unaudited)	49

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Longbau Group, Inc.
Hong Kong

We have audited the accompanying consolidated balance sheets of Longbau Group, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations and other comprehensive loss, stockholders’ deficit and cash flows for the year ended December 31, 2014 and for the period from December 23, 2013 (Inception) to December 31, 2013. Longbau Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Longbau Group, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 and for the period from December 23, 2013 (Inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Longbau Group, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Longbau Group, Inc. has suffered recurring losses from operations and has limited recurring source of revenues that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 31, 2015

38

Longbau Group, Inc.

Consolidated Balance Sheets

As of December 31, 2014 and 2013

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$106,863	$-
Accounts receivable	72,000	-
Prepaid expense	104	-

Total current assets	178,967	-

Property and equipment, net of accumulated depreciation of $614 and $0, respectively	2,941	-

Total assets	$181,908	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$113,237	$89
Accounts payable and accrued liabilities - related parties	36,126	-

Total liabilities	149,363	89

Stockholders’ equity (deficit):
Common stock, $0.00001 par value, 100,000,000 shares authorized, 30,000,000 and 0 shares issued and outstanding, respectively	300	-
Additional paid-in capital	149,700	-
Accumulated deficit	(110,694)	(89)
Other comprehensive loss	(6,761)	-

Total stockholders’ equity (deficit)	32,545	(89)

Total liabilities and stockholders’ equity (deficit)	$181,908	$-

The accompanying notes are an integral part of these consolidated financial statements.

39

Longbau Group, Inc.

Consolidated Statements of Operations and Other Comprehensive Loss

For the year ended December 31, 2014 and for the period from

December 23, 2013 (Inception) to December 31, 2013

	2014	2013
Revenues	$81,866	$-

Operating expenses:
General and administrative expense	(191,872)	(89)
Depreciation and amortization expense	(614)	-
Total operating expenses	(192,486)	(89)

Loss from operations	(110,620)	(89)

Other income:
Other income	15	-

Net loss	(110,605)	(89)

Other comprehensive loss:
Foreign currency translation loss	(6,761)	-

Comprehensive loss	$(117,366)	$(89)

Loss per common share - basic and diluted	$(0.00)	$-
Weighted average common shares outstanding - basic and diluted	25,479,452	-

The accompanying notes are an integral part of these consolidated financial statements.

40

Longbau Group, Inc.

Consolidated Statements of Stockholders’ Deficit

For the period from December 23, 2013 (Inception) to December 31, 2014

			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Par	Capital	Deficit	Loss	Total

Balance at December 23, 2013	-	$-	$-	$-	$-	$-

Net loss	-	-	-	(89)	-	(89)

Balance at December 31, 2013	-	$-	$-	$(89)	$-	$(89)

Issuance of common stock for cash	30,000,000	300	149,700	-	-	150,000
Net loss	-	-	-	(110,605)	-	(110,605)
Foreign currency translation adjustment	-	-	-	-	(6,761)	(6,761)

Balance at December 31, 2014	30,000,000	$300	$149,700	$(110,694)	$(6,761)	$32,545

The accompanying notes are an integral part of these financial statements.

41

Longbau Group, Inc.

Consolidated Statements of Cash Flows

For the year ended December 31, 2014 and for the period from

December 23, 2013 (Inception) to December 31, 2013

	2014	2013
Cash flows from operating activities
Net loss	$(110,605)	$(89)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	614	-
Changes in operating assets and liabilities:
Accounts receivable	(72,000)	-
Prepaid expense	(104)	-
Accounts payable and accrued liabilities	113,148	89
Accounts payable and accrued liabilities - related parties	36,132	-
Net cash used in operating activities	(32,815)	-

Cash flows from investing activities
Cash paid for purchases of property and equipment	(3,555)	-
Net cash used in investing activities	(3,555)	-

Cash flows from financing activities
Proceeds from issuance of common stock for cash	150,000	-
Net cash provided by financing activities	150,000	-

Effect of exchange rate changes on cash and cash equivalents	(6,767)	-

Net increase in cash	106,863	-

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$106,863	$-

Supplementary cash flows information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

42

Longbau Group, Inc.

Notes to the Consolidated Financial Statements

1.	Nature of Business and Continuance of Operations

Longbau Group, Inc. (the “Company”) was incorporated in the State of Delaware on December 23, 2013. The Company owns 100% of Longbau Group Limited, which was incorporated in Hong Kong on February 14, 2014. The Company is focusing its business on consultancy for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue. The Company plans to sell death care products and services in Hong Kong, Taiwan and China.

In September 2014, the Company established Longbau Management Consulting LLC (“Longbau Taiwan”) in Taiwan to provide death care consulting service and sell death care products in Taiwan. Longbau Taiwan is 100% owned by Longbau Group Limited.

2.	Going Concern

The Company had suffered recurring losses from operations and has limited recurring source of revenues that raise substantial doubt about its ability to continue as a going concern. The Company’s management is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

3.	Summary of Significant Accounting Policies

a)	Basis of Presentation

The consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Longbau Group, Inc and its wholly-owned subsidiaries, Longbau Group Limited and Longbau Taiwan. All significant intercompany transactions and balances were eliminated in consolidation.

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d)	Foreign Currency

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Loss.

e)	Cash and Cash Equivalent

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

f)	Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of December 31, 2014, the Company recorded no allowance for doubtful accounts.

g)	Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term, ranging from 3 to 5 years. Computer software developed or obtained for internal use is depreciated using the straight-line method over the estimated useful life of the software, generally 3 years. Repairs and maintenance are charged to expense as incurred.

h)	Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

i)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

j)	Stock-based Compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The expense for equity awards vested during the reporting period is determined based upon the grant date fair value of the award and is recognized as expense.

k)	Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. There were no potentially dilutive securities outstanding for the periods ended December 31, 2014 and 2013.

l)	Subsequent Events

The Company’s management reviewed all material events from December 31, 2014 through the issuance date of these financial statements for disclosure consideration.

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m)	New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting year ended December 31, 2014.

4.	Property and Equipment

The Company purchased some office equipment in September 2014 for $3,555. The Company recorded depreciation expense of $614 during the year ended December 31, 2014.

5.	Related Party Transactions

The Company entered into employment agreements with certain shareholders on February 15, 2014 and agreed to pay these shareholders a total compensation of $6,000 per month. As of December 31, 2014, the Company had paid $27,000 to the shareholders and accrued $36,126 payable to these shareholders.

6.	Stockholders’ Equity

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. On February 15, 2014, the Company issued 30,000,000 shares at $0.005 per share for cash of $150,000.

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Longbau Group, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$79,616	$106,863
Accounts receivable	-	72,000
Prepaid expense	929	104

Total current assets	80,545	178,967

Property and equipment, net of accumulated depreciation of $1,201 and $614, respectively	2,354	2,941

Total assets	$82,899	$181,908

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$172,144	$113,237
Accounts payable and accrued liabilities - related parties	194	36,126

Total liabilities	172,338	149,363

Stockholders’ equity (deficit):
Common stock, $0.00001 par value, 100,000,000 shares authorized, 30,000,000 shares issued and outstanding	300	300
Additional paid-in capital	149,700	149,700
Accumulated deficit	(233,894)	(110,694)
Other comprehensive loss	(5,545)	(6,761)

Total stockholders’ equity (deficit)	(89,439)	32,545

Total liabilities and stockholders’ equity (deficit)	$82,899	$181,908

The accompanying notes are an integral part of these consolidated financial statements.

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Longbau Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenues	$-	$24,000	$17,500	$30,500

Operating expenses:
General and administrative expense	86,566	18,270	140,931	27,540
Depreciation expense	295	-	587	-
Total operating expenses	86,861	18,270	141,518	27,540

Other income	818	23	818	23
Net income (loss)	(86,043)	5,753	(123,200)	2,983

Other comprehensive income (loss):
Gain (loss) on foreign currency translation	(376)	-	1,216	-

Comprehensive income (loss)	$(86,419)	$5,753	$(121,984)	$2,983

Earning (loss) per common share - basic and diluted	$(0.00)	$0.00	$(0.00)	$0.00
Weighted average common shares outstanding - basic and diluted	30,000,000	30,000,000	30,000,000	20,833,333

The accompanying notes are an integral part of these consolidated financial statements.

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Longbau Group, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Cash flows from operating activities:
Net income (loss)	$(123,200)	$2,983
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	587	-
Changes in operating assets and liabilities:
Accounts receivable	72,000	(24,000)
Prepaid expense	(818)	(150)
Accounts payable and accrued liabilities	58,907	-
Accounts payable and accrued liabilities - related parties	(35,939)	6,000
Net cash used in operating activities	(28,463)	(15,167)

Cash flows from financing activities
Proceeds from issuance of common stock for cash	-	150,000
Net cash provided by financing activities	-	150,000

Effect of exchange rate changes on cash and cash equivalents	1,216	-

Net increase (decrease) in cash and cash equivalents	(27,247)	134,833

Cash and cash equivalents - beginning of period	106,863	-

Cash and cash equivalents - end of period	$79,616	$134,833

Supplementary cash flows information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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Longbau Group, Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

1.	Nature of Business and Continuance of Operations

Longbau Group, Inc. (the “Company”) was incorporated in the State of Delaware on December 23, 2013. The Company owns 100% of Longbau Group Limited, which was incorporated in Hong Kong on February 14, 2014. The Company is focusing its business on consultancy for deferred preneed funeral and cemetery receipts held in trust, preneed cemetery activities, preneed funeral activities, preneed funeral and cemetery, burial vaults, cemetery property, and cemetery property revenue.

In September 2014, the Company established Longbau Management Consulting LLC (“Longbau Taiwan”) in Taiwan to provide death care consulting service and sell death care products in Taiwan. Longbau Taiwan is 100% owned by Longbau Group Limited. In 2015, the Company started to sell supplies for funerals and plans to add additional funeral services for the Taiwanese market.

2.	Going Concern

The Company had suffered recurring losses from operations and has limited recurring source of revenues that raise substantial doubt about its ability to continue as a going concern. The Company’s management is planning to obtain financing either through the issuance of equity or debt instruments. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

3.	Summary of Significant Accounting Policies

a)	Basis of Presentation

The accompanying interim unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Form 10-K. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The interim unaudited consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These interim unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2014 and notes thereto contained elsewhere in the Registration Statement on Form 10-K filed with the SEC on March 31, 2015.

b)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

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c)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Longbau Group, Inc and its wholly-owned subsidiaries, Longbau Group Limited and Longbau Taiwan. All significant intercompany transactions and balances were eliminated in consolidation.

d)	Foreign Currency

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to other comprehensive loss.

e)	Cash and Cash Equivalent

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

f)	Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

g)	Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term, ranging from 3 to 5 years. Computer software developed or obtained for internal use is depreciated using the straight-line method over the estimated useful life of the software, generally 3 years. Repairs and maintenance are charged to expense as incurred.

h)	Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

i)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, service has provided, the fee is fixed or determinable, and collectability is probable.

j)	Basic and Diluted Earnings (Loss) Per Common Share (“EPS”)

Basic EPS is computed by dividing net income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no potentially dilutive securities outstanding for the six months ended June 30, 2015 and 2014.

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k)	Subsequent Events

The Company’s management reviewed all material events from June 30, 2015 through the issuance date of these financial statements for disclosure consideration.

4.	Related Party Transactions

The Company entered into employment agreements with certain shareholders on February 15, 2014 and agreed to pay these shareholders a total compensation of $6,000 per month. The agreements ended on February 15, 2015. For the six months ended June 30, 2015, the Company recorded salary expenses of $9,000 to these shareholders.

In September 2014, the Company entered into a lease agreement with its Chief Executive Officer for leasing an office in Taiwan. The Company agreed to pay approximately NT$1,000 (approximately $32) per month to the officer. For the six months ended June 30, 2015, the Company recorded rent expenses of NT$6,000 (approximately $194). As of June 30, 2015, the Company had accrued rent expense of $194.

5.	Subsequent Events

The Company added two new offices in Kaohsiung city and Changhua city and expanded its office by taking more space in the Taichung office. The Company also added a total of 14 employees (including managers and staff) during the month of the July 2015. The Company started to sell supplies for funerals and plans to add additional funeral services for the Taiwanese market in 2015.

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4,832,600 Shares of Common Stock

Longbau Group, Inc.

PROSPECTUS

                  , 20

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$3
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	12,000
Printing	5,000
Miscellaneous Expenses	5,000
Total	$32,003

Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws, and certificate of incorporation of our company provide that:

•	Any director of the Company shall not be liable to the Company or its stockholders for monetary damages from breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

•	Except the advances in connection with indemnification, no loan shall be made by the Company to any director unless it is authorized by vote of the stockholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Company.

•	The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our company’s board of directors.

•	The rights conferred in the bylaws are not exclusive, and our company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

These indemnification provisions may be sufficiently broad to permit indemnification of our company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

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Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

The Company issued 30,000,000 shares of its common stock to several non-U.S. investors in consideration for their cash investment of $150,000 in the Company. The investment amount of $150,000 has been contributed into the Company’s wholly-owned subsidiary Longbau Hong Kong on February 24, 2014 as capital contributions. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

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Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1(1)	Certificate of Incorporation
3.2(1)	Bylaws
5.1	Opinion of The Nail Law Group
10.1(1)	Form of Stock Purchase Agreement
10.2(1)	Translation of Employment Agreement between the Company and Yueh-Kuei Ko
10.3(1)	Translation of Employment Agreement between the Company and Tsung-Min Chang
10.4(1)	Translation of Lease Agreement
10.5(2)	Translation of Changhua Lease, effective July 30, 2015.
10.6(2)	Translation of Kaohsiung Lease, effective July 21, 2015.
10.7(2)	Translation of Taichung Lease, effective July 13, 2015.
21(3)	Subsidiaries of the registrant
23.1	Consent of GBH CPAs, PC
23.2	Consent of The Nail Law Group (contained in Exhibit 5.1)
24	Powers of Attorney (included on the signature page)
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

(1)	Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on March 14, 2014.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 14, 2015.
(3)	Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on December 22, 2014.

* Previously Filed.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such a first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taiwan, Republic of China, on the 9th day of October, 2015.

Longbau Group, Inc.

By:	/s/ Tsai Ko
Tsai Ko, Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Tsai Ko as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tsai Ko	Director, Chief Executive Officer (Principal Executive Officer)	October 9, 2015
Tsai Ko

/s/ Yueh-Kuei Ko	Chief Financial Officer (Principal Financial and Accounting Officer)	October 9, 2015
Yueh-Kuei Ko

/s/ Chih-Wei Huang	Director	October 9, 2015
Chih-Wei Huang

/s/ Tsung-Min Chang	Director	October 9, 2015
Tsung-Min Chang

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